As filed with the Securities and Exchange Commission on April 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUTHID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

46-2069547
(I.R.S. Employer Identification No.)

1580 North Logan Street, Suite 660, Unit 51767 Denver, Colorado	80203
(Address of Principal Executive Offices)	(Zip Code)

authID Inc.

2024 Equity Incentive Plan

(Full Title of the Plan)

Rhoniel A. Daguro, Chief Executive Officer

1580 North Logan Street, Suite 660, Unit 51767

Denver, Colorado  80203

(Name and Address of Agent For Service)

516-274-8700

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

30 Wall Street, 8th Floor

New York, New York 10005

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $0.0001 per share, of authID Inc. (the “Company”), consisting of (i) 261,679 shares of common stock that may in the future be issued under the 2024 Equity Incentive Plan (the “2024 Plan”) and (ii) 1,397,660 shares of common stock that have been acquired or may be acquired in the future by certain employees, directors and consultants of the Company (the “Selling Stockholders”) pursuant to the 2024 Plan or the 2021 Equity Incentive Plan (the “2021 Plan” and collectively with the 2024 Plan, the “Incentive Plans”) or that were issued by the Company outside of an incentive plan after the previous S-8 filing on February 1, 2022 and the Company listing on The Nasdaq Capital Market, by way of “inducement grants” in accordance with Nasdaq Listing Rule 5635(c)(4). The shares of Common Stock described in clauses (i) and (ii) of the preceding sentence are sometimes referred to herein as the “Incentive Shares”. The Incentive Plans were approved by the Company at the time they were created.

This registration statement contains two parts.

The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of certain Incentive Shares that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by the Selling Stockholders identified therein or in a supplement thereto who have acquired or may in the future acquire such securities pursuant to the 2024 Plan. In addition, certain information relating to future issuances under the 2024 Plan is omitted from Part I, as further described below in the following paragraph and under the heading “Item 1. Plan Information”.

The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the 2024 Plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission.

The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plan.

Reoffer Prospectus

Up to 1,397,660 Shares

AUTHID INC.

Common Stock par value $0.0001

This reoffer prospectus relates to up to 1,397,660 shares of common stock (the “Shares”), $0.0001 par value, of the “Company,” that may be offered from time to time by certain Selling Stockholders as described under the caption “Selling Stockholders.” (the “Selling Stockholders”). The Selling Stockholders consist of our employees, directors, officers, and consultants who have acquired or will acquire Shares pursuant to direct restricted stock grants or Stock Options under our 2024 Equity Incentive Plan amended from time to time (“2024 Plan”) or the 2021 Equity Incentive Plan (the “2021 Plan” and collectively with the 2024 Plan, the “Incentive Plans”) or that were issued by the Company outside of an incentive plan after the Company’s listing on The Nasdaq Capital Market, by way of “inducement grants” in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Non-Plan Grants”).

Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell Shares, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Stockholder.

The Selling Stockholders may sell the Shares directly or may sell them through brokers or dealers. Except for limited funds to be received upon exercise of the Stock Options assuming a cash exercise, the Company will not receive any of the proceeds from sales made under this reoffer prospectus. The Company is paying the expenses incurred in registering the Shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by that Selling Stockholder.

Our common shares are traded on the Nasdaq Capital Market under the symbol “AUID”. On April 24, 2025, our closing price on the Nasdaq Capital Market was $7.53 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE SEE THE INFORMATION DESCRIBED UNDER “RISK FACTORS” ON PAGE 3.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is April 25, 2025.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus. You must not rely on any unauthorized information or representations. This reoffer prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this reoffer prospectus is current only as of its date.

Unless otherwise indicated, all references in this reoffer prospectus to “authID,” the “Company,” “we,” “our,” “us,” or similar terms refer to authID Inc. and its subsidiaries.

i

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, that reflect our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this prospectus, the words “anticipate”, “expect”, “plan”, “believe”, “seek”, “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our services or products, our ability to introduce new services or product offerings and increase revenue from existing services or products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our services and products, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of liquidity and capital resources, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this prospectus. Factors that could cause actual results to differ materially include, but are not limited to: the need for additional capital to fund our operations, which, if obtained, could result in substantial dilution or significant debt service obligations; our ability to control our expenses; potential competition; domestic and international political, or economic instability and developments in international trade relations and tariffs, acts of war (including without limitation the conflict in Ukraine and the Middle East) and/or terrorism; our inability to raise additional capital to fund our operations and business plan; our inability to maintain our listing of our securities on the Nasdaq Capital Market; the outcome of any regulatory or legal proceedings; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Any forward-looking statement made by us in this reoffer prospectus speaks only as of the date of this reoffer prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

ii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information can be read and copied at the Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s website is www.sec.gov.

We make available free of charge on or through our website at https://authid.ai, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 1580 North Logan Street, Suite 660, Unit 51767, Denver, Colorado 80203 Attention: Investor Relations.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this reoffer prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information that has been “furnished” but not “filed” for purposes of the Exchange Act).

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 13, 2025.

(2)	Our Current Reports on Form 8-K filed with the Securities Exchange Commission on January 14, 2025, February 12, 2025, March 13, 2025, and April 2, 2025 (other than any portions thereof deemed furnished and not filed); and

(3)	The description of the Common Stock contained in our Form 10-K for the period ending December 31, 2024, filed with the SEC on March 13, 2025 and any amendment or other report filed for the purpose of updating such description.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as those discussed in our other filings with the Securities and Exchange Commission, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

Except for limited funds to be received upon exercise of the Stock Options assuming a cash exercise, we will not receive any proceeds from the sale of any of our common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the common stock covered by this reoffer prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the common stock covered hereby.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

All of the shares of our common stock registered for resale under the Registration Statement of which this reoffer prospectus forms a part have been acquired, or will be acquired prior to the offer and sale of such shares, by the Selling Stockholders pursuant to direct grants under the Incentive Plans, pursuant to the exercise of stock options granted under the Incentive Plans or that were issued by the Company outside of an incentive plan by way of Non-Plan Grants. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell Shares, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Stockholder.

The following table sets forth, as of the date of this prospectus, the number of shares beneficially owned by each current Selling Stockholder. The number of shares in the column “Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a Selling Stockholder currently owns or has the right to acquire within sixty (60) days of the date of this prospectus. The number of shares in the column “Shares Which May be Offered” represents all of the shares that a Selling Stockholder may offer under this reoffer prospectus and includes shares issuable upon the exercise of options and vesting under Restricted Stock Award Agreements that have not yet vested and are not included in the column “Beneficially Owned Prior to the Offering.” The table and footnotes assume that the Selling Stockholders will sell all of the shares listed in the column “Shares Which May be Offered.” However, because the Selling Stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of any sales. We do not know how long the Selling Stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as described below, none of the Selling Stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

As of the date of this prospectus, we have not yet identified which, if any, persons who have received or will in the future receive awards pursuant to the 2024 Plan will be Selling Stockholders. Accordingly, we intend to amend or supplement this prospectus from time to time to update the disclosures set forth in the table, below. Because the we have not yet determined which potential Selling Stockholders will be Selling Stockholders, because Selling Stockholders identified in the table when it is supplemented may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any such shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders upon termination of the offering made hereby. We have assumed, therefore, for purposes of the following table as it may be amended or supplemented, that the Selling Stockholders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock they presently own. To our knowledge, none of the selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Stockholder (1)	Position with the Company	Shares Beneficially Owned Prior to Offering (2)	Shares Which May be Offered (3)(4)	Shares Beneficially Owned after Offering
Akre, Erik D	Employee	6,250	25,000	0
Bijapurkar, Prateek	Employee	10,000	20,000	0
Daguro, Dale	Employee	12,333	29,000	0
Daguro, Rhoniel (5)	Director & Officer	441,879	490,000	24,833
Green, Aris J	Employee	5,000	15,000	0
Jisser, Ken (6)	Director	71,790	31,252	51,475
Koehneman, Michael (7)	Director	43,612	35,623	10,593
Latoseks, Eriks	Employee	6,667	15,000	0
Manship, Greg	Employee	13,333	30,000	0
Mehta, Kunal (8)	Director	17,972	28,909	4,167
Nguyen, Linh A	Employee	10,000	20,000	0
Nimmagadda, Padmaja	Employee	5,278	10,000	0
Nitti, Donald J (9)	Consultant	36,111	100,000	11,111
Payton-Childs, Raquel	Employee	3,333	15,000	0
Scheidel, Jeff	Employee	12,333	29,000	0
Sellitto, Ed (10)	Officer	36,148	57,000	0
Solomon, Marc	Employee	1,667	1,667	0
Soto, Erick (11)	Officer	22,223	100,000	1
Swider, Eric (12)	Consultant	25,000	100,000	0
Szoke, Thomas R (13)	Director & Officer	130,912	113,334	28,018
Thompson, Michael C (14)	Director	103,992	31,252	83,677
Watson, Gary M	Employee	12,500	25,000	0
White, Jacqueline (15)	Director	42,112	35,623	9,093
Wolff, Daniel	Employee	3,333	15,000	0
Zarmon, Ilan J	Employee	5,556	25,000	0

(1)	The address for each of the Selling Stockholders is c/o authID Inc., 1580 North Logan Street, Suite 660, Unit 51767, Denver, Colorado 80203.

(2)	Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days. “Shares Beneficially Owned after Offering” assumes the sale of all of the common stock offered by this Reoffer Prospectus and no other purchases or sales of our common stock by the Selling Stockholders.

(3)	Includes shares that are issuable upon exercise of stock options issued pursuant to the Incentive Plans, some of which are not, and will not become vested within 60 days from April 25, 2025 and are not included in the calculation of “Shares Beneficially Owned Prior to this Offering.”

(4)	Includes 200,000 shares of common stock which vest over time and 1,197,660 shares of common stock issuable upon exercise of stock options at exercise prices ranging between $2.64 and $121.28 that are issuable upon exercise of stock options issued pursuant to the 2021 Plan, the 2024 Plan or Non-Plan Grants.

(5)	Includes (i) 24,833 shares of common stock, (ii) a stock option to purchase 306,875 shares of common stock at an exercise price of $3.176 vesting subject to achievement of performance and service conditions, and (iii) a stock option to purchase 183,125 shares of common stock at an exercise price of $5.48 vesting subject to achievement of performance and service conditions. A total of 417,046 of the stock options will be vested as of June 24, 2025.

(6)	Includes (i) 51,475 shares of common stock, (ii) a stock option to acquire 12,500 shares of common stock at an exercise price of $2.64 per share which vest over a three-year period after each Annual Meeting subject to continued service, and (iii) a stock option to acquire 3,125 shares of common stock at an exercise price of $5.48 per share, and (iv) a stock option to acquire 15,627 shares of common stock at an exercise price of $8.67 per share, which vest over a period of 12 months. A total of 20,315 of the stock options will be vested as of June 24, 2025.

(7)	Includes (i) 1,471 shares of common stock, (ii) 29 shares of common stock held by Mrs. Koehneman, (iii) a stock option to acquire 7,813 shares of common stock at an exercise price of $62.40 per share, which vest over a three-year period after each Annual Meeting subject to continued service, (iv) a stock option to acquire 1,280 shares of common stock at $121.28 per share, (v) a stock option to acquire 4,371 shares of common stock at $24.24 per share, (vi) a stock option to acquire 15,625 shares of common stock at an exercise price of $5.48 per share, and (vii) a stock option to acquire 15,627 shares of common stock at an exercise price of $8.67 per share, which vest over a period of 12 months. A total of 42,112 of the stock options will be vested as of June 24, 2025.

(8)	Includes (i) 4,167 shares of common stock, (ii) a stock option to acquire 12,500 shares of common stock at an exercise price of $7.78 per share, which vest over a three-year period after each Annual Meeting subject to continued service, (ii) a stock option to acquire 782 shares of common stock at an exercise price of $7.78 per share, and (iii) a stock option to acquire 15,627 shares of common stock at an exercise price of $8.67 per share, which vest over a period of 12 months. A total of 13,805 of the stock options will be vested as of June 24, 2025.

(9)	Includes (i) 11,111 shares of common stock, and (ii) a Restricted Stock grant of 100,000 shares of common stock, of which 25,000 are vested and the balance vests over 18 months. A total of 25,000 of the shares of Restricted Stock will be vested as of June 24, 2025.

(10)	Includes (i) an option to purchase 50,000 shares of common stock at an exercise price of $8.87 vesting subject to achievement of performance and service conditions, and (ii) a stock option to acquire 7,000 shares of common stock at an exercise price of $9.25 per share. A total of 36,148 of the stock options will be vested as of June 24, 2025.

(11)	Includes (i) 1 share of common stock, and (ii) a stock option to acquire 100,000 shares of common stock at an exercise price of $6.94 per share, which vest over a period of 36 months. A total of 22,222 of the stock options will be vested as of June 5, 2025.

(12)	Includes a Restricted Stock grant of 100,000 shares of common stock, of which 25,000 are vested and the balance vests over 18 months. A total of 25,000 of the shares of Restricted Stock will be vested as of June 24, 2025.

(13)	Includes (i) 15,518 shares of common stock, (ii) 12,500 shares of common stock held by Mrs. Szoke, (iii) a stock option to acquire 41,667 shares of common stock at an exercise price of $108.00 per share, (iv) a stock option to acquire 4,166 shares of common stock at an exercise price of $57.60 per share, (v) a stock option to acquire 12,500 shares of common stock at an exercise price of $2.64 per share vesting subject to achievement of performance and service conditions, (vi) a stock option to acquire 50,000 shares of common stock at an exercise price of $5.48 per share vesting subject to achievement of performance and service conditions, and (vii) a stock option to acquire 5,000 shares of common stock at an exercise price of $9.25 per share. A total of 102,894 of the stock options will be vested as of June 24, 2025.

(14)	Includes (i) 83,667 shares of common stock, (ii) a stock option to acquire 12,500 shares of common stock at an exercise price of $2.64 per share which vest over a three-year period after each Annual Meeting subject to continued service, (iii) a stock option to acquire 3,125 shares of common stock at an exercise price of $5.48 per share, and (iv) a stock option to acquire 15,627 shares of common stock at an exercise price of $8.67 per share, which vest over a period of 12 months. A total of 20,315 of the stock options will be vested as of June 24, 2025.

(15)	Includes (i) a stock option to acquire 7,813 shares of common stock at an exercise price of $62.40 per share, which vest over a three-year period after each Annual Meeting subject to continued service, (ii) a stock option to acquire 1,280 shares of common stock at $121.28 per share, and (iii) a stock option to acquire 4,371 shares of common stock at $24.24 per share, and (iv) a stock option to acquire 15,625 shares of common stock at an exercise price of $5.48 per share, and (v) a stock option to acquire 15,627 shares of common stock at an exercise price of $8.67 per share, which vest over a period of 12 months. A total of 42,112 of the stock options will be vested as of June 24, 2025.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholders to offer for sale Shares acquired by the Selling Stockholders after the date of this reoffer prospectus and include 1,397,660 of such Shares acquired pursuant to the Incentive Plans or the Non-Plan Grants.

The decision to sell any shares is within the discretion of the holders thereof, subject generally to our policies affecting the timing and manner of sale of common stock by certain individuals. There can be no assurance that any of the shares will be sold by the Selling Stockholders. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of common stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of the foregoing methods of sale; or

●	any other method permitted pursuant to applicable law.

If a Selling Stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Stockholders and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The Selling Stockholders may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

We will pay the expenses of the registration of our common stock sold by the Selling Stockholders, including, without limitation, Securities and Exchange Commission filing fees; provided, however, that the Selling Stockholders will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

LEGAL MATTERS

Fleming PLLC, has passed upon the validity of the shares of our common stock offered by the Selling Stockholders under this prospectus.

EXPERTS

The audited financial statements incorporated by reference in this Reoffer Prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus

1,397,660 Shares

AUTHID INC.

Common Stock par value $0.0001

April 25, 2025

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be delivered to participants in the authID Inc. 2024 Equity Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Rhoniel A. Daguro, CEO

Chief Executive Officer

authID Inc.

1580 North Logan Street, Suite 660, Unit 51767

516-274-8700

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been filed by authID Inc., a Delaware corporation (the “Registrant”), with the Commission are incorporated into this Registration Statement by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 13, 2025.

●	Our Current Reports on Form 8-K filed with the Securities Exchange Commission on January 14, 2025, February 12, 2025, March 13, 2025 and April 2, 2025 (other than any portions thereof deemed furnished and not filed); and

●	The description of the Common Stock contained in our Form 10-K for the period ending December 31, 2024, filed with the SEC on March 13, 2025 and any amendment or other report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was illegal. A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the person against the expenses that such person has actually and reasonably incurred. Our certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends, unlawful stock purchase or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation includes such a provision.

The right to indemnification provided in our certificate of incorporation includes the right to be paid by us the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any action referred to above in advance of its final disposition, provided, however, that, if the Delaware General Corporation Law so requires, such an advancement of expenses incurred by a person in the person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by the person, including, without limitation, service to an employee benefit plan) will be made only upon delivery to us of an undertaking, by or on behalf of the person, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the person is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful action was approved, or dissented at the time, may avoid liability by causing his or her dissent to such action to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful act.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and officers that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of our company, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to us or our stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1 *	2024 Equity Incentive Plan
4.2	2021 Equity Incentive Plan (incorporated by reference to Form S-8 Registration Statement filed on February 1, 2022)
5.1 *	Opinion of Fleming PLLC
23.1 *	Consent of Cherry Bekaert LLP
23.2*	Consent of Fleming PLLC (see Exhibit 5.1)
24.1 *	Power of Attorney (included in signature page)
107 *	Filing Fee Table

*	Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado, on this 25th day of April 2025.

AUTHID INC.

By:	/s/ Rhoniel A. Daguro
Rhoniel A. Daguro
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Edward Sellitto
Edward Sellitto
Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Rhoniel A. Daguro and Edward Sellitto, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Rhoniel A. Daguro	Chief Executive Officer and Director	April 25, 2025
Rhoniel A. Daguro	(Principal Executive Officer)

/s/ Edward Sellitto	Chief Financial Officer	April 25, 2025
Edward Sellitto	(Principal Financial and Accounting Officer)

/s/ Ken Jisser	Director	April 25, 2025
Ken Jisser

/s/ Michael Koehneman	Director	April 25, 2025
Michael Koehneman

/s/ Thomas R. Szoke	Director and Chief Technology Officer	April 25, 2025
Thomas R. Szoke

/s/ Jacqueline White	Director	April 25, 2025
Jacqueline White

/s/ Michael Thompson	Director	April 25, 2025
Michael Thompson

/s/ Kunal Mehta	Director	April 25, 2025
Kunal Mehta

Exhibit Index

Exhibit Number	Description
4.1 *	2024 Equity Incentive Plan
4.2	2021 Equity Incentive Plan (incorporated by reference to Form S-8 Registration Statement filed on February 1, 2022)
5.1 *	Opinion of Fleming PLLC
23.1 *	Consent of Cherry Bekaert LLP
23.2*	Consent of Fleming PLLC (see Exhibit 5.1)
24.1 *	Power of Attorney (included in signature page)
107 *	Filing Fee Table

*	Filed herewith